EXHIBIT 5

                                    December 28, 1999

Board of Directors
GATX Capital Corporation
Four Embarcadero Center, Suite 2200
San Francisco, CA 94111

                     Re: Registration Statement on Form S-3

Gentlemen:

      You have requested my opinion in connection with the registration, under a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission, of the sale of $1,000,000,000 aggregate principal amount of senior and subordinated debt securities (the "Debt Securities") of GATX Capital Corporation, a Delaware corporation (the "Company"). The Registration Statement, which is a new registration statement, is a combined prospectus filed pursuant to Rule 429 of the Securities Act of 1933, as amended, and also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-86879.

      I have examined (i) the Distribution Agreement in the form included as
Exhibit 1.1 to the Registration Statement (the "Distribution Agreement"), (ii) the Underwriting Agreement in the form included as Exhibit 1.2 to the Registration Statement (the "Underwriting Agreement"), (iii) a copy of the Indenture dated as of July 31, 1991, between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), incorporated by reference as Exhibit 4.1 to the Registration Statement, (iv) a copy of the Supplemental Indenture dated as of December 18, 1991, between the Company and the Trustee, incorporated by reference as Exhibit 4.2 to the Registration Statement, (v) a copy of the Second Supplemental Indenture dated as of January 2, 1996, between the Company and the Trustee, incorporated by reference as Exhibit 4.3 to the Registration Statement,
(vi) a copy of the Third Supplemental Indenture dated as of October 14, 1997, between the Company and the Trustee, incorporated by reference as Exhibit 4.4 to the Registration Statement, (vii) a copy of the Form of Subordinated Indenture, incorporated by reference as Exhibit 4.5 to the Registration Statement (the "Subordinated Indenture"), (viii) the proposed forms of Debt Security and Notes included as Exhibits 4.6, 4.7 and 4.8 to the Registration Statement, and (ix) originals or copies certified or authenticated to my satisfaction of the Company's Restated Certificate of Incorporation, its Bylaws and records of some of its corporate proceedings. In addition, I have made those other examinations of law and fact as I considered necessary to form a basis for the opinions expressed below.

      In giving this opinion, I assume (i) that the Indenture dated July 31, 1991, and as amended on December 18, 1991, January 2, 1996 and October 14, 1997, has been duly authorized, executed and delivered by the Trustee and is the legal, valid and binding obligation of the Trustee, (ii) that the Subordinated Indenture will be duly authorized, executed and delivered by the subordinated indenture trustee and will be the legal, valid and binding obligation of the trustee, and (iii) that the Debt Securities to be executed and delivered by the Company will be substantially in the applicable forms filed as exhibits to the Registration Statement. In addition, I have assumed the genuineness of all signatures, the authenticity of documents submitted as originals, the conformity with originals of all documents submitted to me as copies, and the legal capacity of all persons who have executed any of these documents, which facts I have not independently verified.

      Based on the foregoing, I am of the opinion that, when duly authorized by the Board of Directors of the Company or a duly authorized committee appointed by them, duly executed and delivered by proper officers of the Company, issued and paid for as provided for in the Registration Statement, a related Pricing Agreement, the Indenture, the Distribution Agreement and the Underwriting Agreement, and duly authenticated by the Trustee or subordinated indenture trustee, as the case may be, under the Indenture or the Subordinated Indenture, the Debt Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, fraudulent conveyance or transfer, insolvency or moratorium and other laws relating to or affecting enforcement of creditors' rights or by general equitable principles (whether considered in a proceeding in equity or at law), and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding on them may be brought.

      The opinions expressed above are limited to the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law). My opinions are given only with respect to the laws, and the rules, regulations and orders under them which are currently in effect.

      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules enacted under it.

                                    Very truly yours,


                                    /s/ THOMAS C. NORD

                                    Thomas C. Nord
                                    Vice President and General Counsel


                                       -2-